Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we herby consent to the incorpation of our report dated February 18, 2000, included in Swiss Army Brands, Inc.'s Form 10-K for the year ended December 31, 1999, into the previously filed registration statments.


                                                             ARTHUR ANDERSEN LLP

Stamford, Connecticut,
March 29, 2000